EFFECTIVE FEBRUARY 23, 2004,
ACAMBIS PLC'S AMERICAN
DEPOSITARY SHARE ("ADS") RATIO
CHANGED FROM 1:10 (ONE ADS
EQUALING TEN ORDINARY SHARES
TO 1:2 (ONE ADA EQUALING TWO
ORDINARY SHARES).
Exhibit A to Deposit Agreement
No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents ten (10) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES, PAR
VALUE TEN PENCE, OF
ACAMBIS PLC
(ORGANIZED  UNDER THE LAWS OF
ENGLAND AND WALES)
The Bank of New York as depositary
(hereinafter called the "Depositary"), hereby certifies that
                , or registered assigns IS THE
OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called "Shares") of Acambis plc,
organized under the laws of England and
Wales (herein called the "Company").  At
the date hereof, each American Depositary
Share represents ten (10) Shares which are
either deposited or subject to deposit under
the deposit agreement at the London office
of The Bank of New York (herein called the
"Custodian").  The Depositary's Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286



1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is
one of an issue (herein called "Receipts"), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of February 20, 2001 (herein called
the "Deposit Agreement"), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
"Deposited Securities").  Copies of the
Deposit Agreement are on file at the
Depositary's Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) certificates or other proper documents of
title in the name of the Owner hereof or as
ordered by him or by certificates or other
proper documents of title properly endorsed
or accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the request, risk
and expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders' meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF
RECEIPTS.
The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer, duly stamped as may be required by
the laws of the State of New York and of the
United States of America, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations, if
any, as the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt.
The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable and
free of any pre-emptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper or
as the Company may require by written
request to the Depositary or the Custodian.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  If requested by the
Company, the Depositary shall provide the
Company, in a timely manner, with copies
of any such proofs of citizenship or
residence, exchange control approval, legal
or beneficial ownership which it receives.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in the United Kingdom,
if any, which is then performing the function
of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement, and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof,  and (7) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement ("Pre-Release").
The Depositary may, pursuant to Section 2.5
of the Deposit Agreement, deliver Shares
upon the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Company will have no liability
to any Owner or holder with respect to any
expense, harm or loss which arises solely
and exclusively out of a Pre-Release (as
defined in Section 2.9) of a Receipt or
Receipts in accordance with Section 2.9 and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a Pre-Release pursuant to Section
2.9; provided, however, that any liability of
the Company with respect to any expense,
harm or loss which arises out of a Pre-
Release shall be unaffected by the terms of
this paragraph to the extent that such
expense, harm or loss would have arisen had
such Receipt or Receipts not been the
subject of a Pre-Release.
The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
(and to the American Depositary Shares
evidenced hereby) when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the "Commission").
Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company, provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, promptly convert such
dividend or distribution into Dollars and
shall distribute the amount thus received (net
of the fees of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of Section
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary, after consultation with the
Company, may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any reasonable expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of such Act; provided that
nothing in this Deposit Agreement shall
create, or be construed to create, any
obligation on the part of the Company to file
a registration statement with the Securities
and Exchange Commission or endeavor to
have such a registration statement declared
effective so as to allow rights to be made
available to Owners of Receipts..  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date shall, to the
extent practicable, and unless the Company
has previously indicated otherwise, be the
same date as the record date fixed by the
Company, (a) for the determination of the
Owners who shall be (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of the laws of England and Wales and of the
Articles of Association of the Company, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares evidenced by
such Owner's Receipts and (c) a statement
as to the manner in which such instructions
may be given, including an express
indication that such instructions may be
given or deemed given in accordance with
the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the "Instruction Date"), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owner's Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
 In any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States, the United
Kingdom or any other country, or of any
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the Articles
of Association of the Company, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from, or be subject to
any civil or criminal penalty on account of,
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or holder of a
Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
The Depositary may at any time
resign as Depositary under the Deposit
Agreement by notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by 90 days
prior written notice of such removal,
effective upon the later to occur of (i) the
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
30 days' notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.8 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF INTERESTS.
Notwithstanding any other provision
of this Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the Memorandum and Articles of Association of the Company (to the same extent as if such American Depositary
Shares evidenced by such Receipt were the Shares represented by such American
Depositary Shares evidenced by such
Receipt, provided, however, that such
provisions shall apply to such persons only to the extent feasible), and to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to statutory provisions of English law or the Memorandum and Articles of Association. Failure of an Owner or Beneficial Owner to provide in a timely fashion information requested in any Disclosure Notice may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Owner or Beneficial Owner's American Depositary
Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American
Depositary Shares). The Depositary agrees to use its reasonable efforts to comply with any written instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.
In addition, any Owner or Beneficial
Owner who is or becomes directly or
indirectly interested (within the meaning of Section 208 and 209 of the United Kingdom
Companies Act 1985, as amended from time to time (the "Companies Act")), in the issued ordinary share capital of the Company equal to or in excess of the then
"notifiable interest" (at the date hereof, three percent (3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent (1%) of the outstanding Shares, notify the Company as required by the Companies Act.
If the Company requests information
from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Company or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as it is required to disclose pursuant to the terms of this Deposit Agreement. The obligations of any Owner or Beneficial
Owner under this Section 3.4 are in addition to any obligation that such Owner or Beneficial Owner may otherwise have under the Companies Act or the Memorandum and Articles of Association of the Issuer.

(..continued)




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exhibit1